SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of
	the Securities Exchange Act of 1934



	Date of Report (Date of Earliest Event Reported) April 22, 1998

	Canisco Resources, Inc.

	(Exact name of registrant as specified in its charter)

	Delaware

	(State or other jurisdiction of incorporation)

        0-12293         		           54-0952207
(Commission File Number)		(IRS Employer Identification No.)

	300 Delaware Avenue, Suite 714, Wilmington, Delaware 19801

	(Address of principal executive offices) (Zip Code)

	302-777-5050

	(Registrant's telephone number, including area code)


Item 2.	Acquisition or Disposition of Property.

Registrant purchased all of the issued and outstanding stock of Mansfield Industrial Coatings, Inc. ("MICI") from its two shareholders, Teddy L. Mansfield ("Teddy") and R. Dean
Mansfield ("Dean") Teddy and Dean are referred to herein as the "Sellers". The shares were acquired pursuant to a Stock Purchase Agreement dated April 22, 1998 (the "Agreement"). The purchase price was $6,560,223 in cash, 250,000 fully paid and nonassessable shares of Registrant's Common Stock, and Warrants (as described more fully below to purchase shares of Registrant's Common Stock at $2.625 per share.

The consideration also included a contingent amount (the "Earnout" as defined), in the maximum amount of $750,000. The amount of the Earnout is to be determined by a formula more fully set forth in Section 2.2.3 of the Agreement and will be based upon the extent to which Income Before Tax (as defined) of MICI exceeds certain targets for each of the three Fiscal Years commencing
April 1, 1998, 1999 and 2000.  Reference is made to the
Agreement for further details on the Earnout formula. The consideration paid was divided 60% to Teddy and 40% to Dean and the contingent Earnout will be in the same proportion.

The Warrants were issued in the amounts, and become exercisable on and subject to the conditions, set forth in Exhibit 2 and 3 hereto. The number of shares issuable on exercise of warrants is determined by a formula set forth in Article I, Section 1.2.

In connection with the transaction, each of the Sellers entered into a three year employment agreement with MICI. Teddy is expected to serve as President of MICI and Dean is expected to serve as a Vice
President of MICI. The Sellers each entered into agreement restricting certain activities in competition with MICI.

MICI's principal activity is providing services related to industrial paintings and coatings, lead and asbestos abatement, insulation, linings and scaffolding. Its business is similar to Registrant's. MICI's headquarters and principal facilities are located in Pensacola, Florida. It also maintains facilities in Mobile, Alabama, Baton Rouge, Louisiana and West Monroe, Louisiana. It owns its facilities in Mobile, Alabama, and leases the remaining facilities, one facility is leased from the father of the Sellers. There are three years remaining on the latter five year lease with options for two, five year renewals. Most of the customer facilities serviced by MICI are located in the states of Florida, Alabama and Louisiana.

Registrant derived funds from its loan agreement with The Bank of New York to pay the cash portion of the Purchase Price. The loan agreement was amended to give the bank a lien on the MICI assets.

Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits.

In accordance with Rule 3-05(b) (i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of MICI and (ii) certain pro forma information with regard to the Registrant in filing this Form 8-K. Such financial statements and pro forma information will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with
Item 7(a) (4) of Form 8-K, not later than 60 days after the date that the initial report on Form 8-K must be filed:

(i)  The Balance Sheet of MICI at December 31, 1997, and December 31
1996;

(ii) The Statement of Income and Statement of Cash Flow of MICI for the years ended December 31, 1997, March 31, 1997 and March 31, 1996.

The Registrant has furnished the exhibits enumerated on the included
Exhibit Index. In accordance with Item 601(b) (2) of Regulation S-K, the schedules to the documents filed herewith as exhibits are not filed. Such agreements contain, where applicable, lists of such schedules, a copy of any of which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

Exhibits

1 Stock Purchase Agreement dated April 22, 1998.

2 Form of Stock Purchase Warrant issued to Teddy Mansfield.

3 Form of Stock Purchase Warrant issued to R. Dean Mansfield.

4	Amended and Restated Credit and Security Agreement with
  The BNY Financial Corporation dated as of April 17, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANISCO RESOURCES, INC.



Date:  May 7, 1998
By:/s/ Ralph A. Trallo
Ralph A. Trallo
  			President